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                                  EXHIBIT 8(c)

                   AMENDED SCHEDULE A TO CUSTODIAN AGREEMENT




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                           Form of Amended Schedule A
                           to the Custodian Agreement
                     between American Performance Funds and
                             Bank of Oklahoma, N.A.
                                September 5, 1990

Name of Fund
------------

American Performance Cash Management Fund

American Performance U.S. Treasury Fund

American Performance Bond Fund

American Performance Intermediate Bond Fund

American Performance Intermediate Tax-Free Bond Fund

American Performance Equity Fund

American Performance Aggressive Growth Fund

American Performance Short-Term Income Fund

American Performance Balanced Fund

American Performance Growth Equity Fund

[SEAL]                                      American Performance Funds

                                            By: /s/ D'Ray Moore
                                                ------------------------
                                            Date: July 25, 1997


[SEAL]                                      Bank of Oklahoma, N.A.

                                            By: /s/ H. J. Holloman
                                                ------------------------
                                            Date: July 25, 1997